Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
August 11, 2016	C. Todd Asbury
(276) 873-7000

NEW PEOPLES BANKSHARES ANNOUNCES SECOND QUARTER 2016 RESULTS

Honaker, Virginia -- New Peoples Bankshares (the “Company”) (OTCBB: NWPP) and its wholly-owned subsidiary New Peoples Bank (the “Bank”) today announced second quarter net income of $882,000, or $0.04 per share, for the quarter ended June 30, 2016. This compares to net income of $462,000, or $0.02 per share, for the same period ended June 30, 2015, which is an improvement of $420,000, or 90.9%. For the six months ended June 30, 2016, the Company reported net income of $1.58 million, or $0.07 per share. This compares to net income of $1.08 million, or $0.05 per share, for the same period ended June 30, 2015, which is an improvement of $496,000, or 45.8%.

Operationally, during the first half of 2016, the Bank successfully installed state-of-the-art Interactive Teller Machines (“ITMs”) in all branch locations, allowing the Bank to provide its customers with teller services from 7am to 7pm Monday through Saturday. Additionally, in July 2016 the Bank and its wholly-owned subsidiary NPB Insurance Services, Inc. announced it is teaming up with The Hilb Group of Virginia dba CSE Insurance Services, a division of the Hilb Group, LLC (“CSE”), located in Abingdon, Virginia, to provide insurance services for its current and future customers. Effective July 1, 2016, current NPB Insurance Services, Inc. customers will be serviced by CSE and the Bank will refer future insurance needs of its bank customers to CSE.

Earnings Highlights

·	For the quarter ended June 30, 2016:
·	Strong net interest margin of 3.94% for the quarter;
·	Net interest income declined slightly by $199,000, or 3.6%, when compared to the quarter ended June 30, 2015;
·	A negative provision for loans losses of $500,000 was recorded in the 2nd quarter of 2016;
·	Gains on the sales of investment securities were $135,000 for the quarter as compared to no gains for the same period in 2015;
·	Noninterest income increased by $212,000, or 13.8%, when compared to the quarter ended June 30, 2015;
·	Salaries and employee benefits expense rose 15.9%, or $457,000, when compared to the same quarter of 2015. This increase was mainly due to adding several commercial lending officers as well as staff to operate the ITMs;
·	Occupancy and equipment expense increased by $148,000, or 16.1%, when compared to the same period of 2015. This increase was mainly due to the installation of the ITMs; and
·	Expenses associated with other real estate owned declined $618,000, or 87.4% when compared to the quarter ended June 30, 2015.

·	Year-to-date June 30, 2016:
·	The net interest margin was 3.95%;
·	Net interest income declined slightly by $158,000, or 1.4%, when compared to the first six months of 2015;
·	A negative provision for loans losses of $500,000 was recorded in the first half of 2016;
·	Gains on the sales of investment securities were $240,000 for the first half of 2016;
·	Salaries and employee benefits expense rose 12.5%, or $725,000, when compared to the same period of 2015. This increase was mainly due to adding several commercial lending officers as well as staff to operate the ITMs;
·	Data processing and telecommunications expense rose $155,000, or 15.5% when compared to the same period in 2015;
·	FDIC insurance premiums expense fell $169,000, or 38.5%, from $439,000 during the first half of 2015, to $270,000 for the same period in 2016;
·	Expenses associated with other real estate owned declined $814,000, or 76.4%, when compared to the six-months ended June 30, 2015; and
·	Total noninterest expenses climbed $204,000, or 1.6%, to $13.1 million for the first half of 2016 from the $12.9 million recorded in the same period in 2015.

Balance Sheet:

·	Total loans increased $9.3 million during the quarter, to $459.6 million at June 30, 2016. Year to date, loans have increased $18.4 million, or 4.2%;
·	Securities available for sale decreased $8.1 million during the quarter from $84.7 million at March 31, 2016 to $76.6 million at June 30, 2016. Year to date, securities available for sale decreased $25.0 million, or 24.6%;
·	Bank premise and equipment has increased $3.1 million, or 10.9%, year to date primarily due to the installation of the ITMs;
·	Time deposits declined $5.4 million, or 2.1%, during the first six months of 2016;
·	Total deposits showed a slight decline of $132,000 during the quarter, totaling $555.1 million at June 30, 2016. Year to date, total deposits declined $2.9 million or 0.5%;
·	Federal Home Loan Bank advances declined $3.3 million during the second quarter to $9.4 million. Year to date, Federal Home Loan Bank advances have increased $6.4 million;
·	Total capital at June 30, 2016 was $48.5 million;
·	Book value per share of $2.08 as of June 30, 2016; and
·	The Bank was ‘well capitalized’ as defined by regulatory guidance.

Asset Quality:

·	Nonperforming assets, which includes nonaccrual loans and other real estate owned, declined $590,000, or 2.2% during the first half of 2016. Nonperforming assets declined $5.7 million, or 17.6%, when compared to June 30, 2015;
·	Nonperforming assets as a percentage of total assets was 4.2% at quarter end;
·	Loans past due 30 days or more totaled $15.6 million, or 3.4% of total loans outstanding;
·	Annualized net charge offs as a percentage of average loans and average assets for the first half of 2016 was 0.15% and 0.11%, respectively; and
·	The allowance for loan losses as a percentage to total loans was 1.45% at June 30, 2016.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 19 locations throughout southwest Virginia, Eastern Tennessee, and southern West Virginia. The Company’s common stock is traded over the counter under the trading symbol “NWPP”. Additional investor information can be found on the Company’s website at www.npbankshares.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

NEW PEOPLES BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2016 AND DECEMBER 31, 2015

(IN THOUSANDS EXCEPT SHARE DATA)

ASSETS	June 30, 2016	December 31, 2015
	UNAUDITED	AUDITED
Cash and due from banks	$18,412	$15,087
Interest-bearing deposits with banks	13,821	11,251
Total Cash and Cash Equivalents	32,233	26,338

Investment securities available-for-sale	76,626	101,642

Loans receivable	459,613	441,169
Allowance for loan losses	(6,649)	(7,493)
Net Loans	452,964	433,676

Bank premises and equipment, net	31,228	28,148
Equity securities (restricted)	2,613	2,441
Other real estate owned	14,134	12,398
Accrued interest receivable	1,886	1,816
Life insurance investments	12,168	12,105
Deferred taxes, net	4,770	5,121
Other assets	3,689	2,213
Total Assets	$632,311	$625,898

LIABILITIES

Deposits
Demand deposits
Noninterest bearing	$148,729	$149,714
Interest-bearing	42,720	30,251
Savings deposits	112,037	121,076
Time deposits	251,598	256,978
Total Deposits	555,084	558,019

FHLB advances	9,358	2,958
Accrued interest payable	292	288
Accrued expenses and other liabilities	2,596	2,050
Trust preferred securities	16,496	16,496
Total Liabilities	583,826	579,811

STOCKHOLDERS’ EQUITY
Common stock - $2.00 par value; 50,000,000 shares authorized;
23,354,082 shares issued and outstanding at
June 30, 2016 and December 31, 2015	46,708	46,708
Common stock warrants	764	764
Additional paid-in capital	13,965	13,965
Retained deficit	(13,443)	(15,023)
Accumulated other comprehensive income (loss)	491	(327)
Total Stockholders’ Equity	48,485	46,087
Total Liabilities and Stockholders’ Equity	$632,311	$625,898

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2016 AND 2015
(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

INTEREST AND DIVIDEND INCOME	2016	2015
Loans including fees	$5,613	$5,925
Federal funds sold	—	1
Interest-earning deposits with banks	23	29
Investments	363	423
Dividends on equity securities (restricted)	32	34
Total Interest and Dividend Income	6,031	6,412

INTEREST EXPENSE
Deposits
Demand	13	9
Savings	37	44
Time deposits below $100,000	270	360
Time deposits above $100,000	158	251
FHLB Advances	28	38
Federal funds purchased	—	—
Trust Preferred Securities	123	109
Total Interest Expense	629	811

NET INTEREST INCOME	5,402	5,601

PROVISION FOR LOAN LOSSES	(500)	—

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,902	5,601

NONINTEREST INCOME
Service charges	584	552
Fees, commissions and other income	858	823
Insurance and investment fees	143	132
Net realized gains on sale of investment securities	135	—
Life insurance investment income	33	34
Total Noninterest Income	1,753	1,541

NONINTEREST EXPENSES
Salaries and employee benefits	3,339	2,882
Occupancy and equipment expense	1,068	920
Advertising and public relations	129	72
Data processing and telecommunications	576	503
FDIC insurance premiums	136	221
Other real estate owned and repossessed vehicles, net	89	707
Other operating expenses	1,439	1,375
Total Noninterest Expenses	6,776	6,680

INCOME BEFORE INCOME TAXES	879	462

INCOME TAX EXPENSE (BENEFIT)	(3)	—

NET INCOME	$882	$462

Income Per Share
Basic	$0.04	$0.02
Fully Diluted	$0.04	$0.02

Weighted Average Shares of Common Stock
Basic	23,354,082	22,878,654
Fully Diluted	23,354,082	22,878,654

NEW PEOPLES BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

INTEREST AND DIVIDEND INCOME	2016	2015
Loans including fees	$11,178	$11,706
Federal funds sold	—	2
Interest-earning deposits with banks	44	55
Investments	827	849
Dividends on equity securities (restricted)	64	66
Total Interest and Dividend Income	12,113	12,678

INTEREST EXPENSE
Deposits
Demand	24	18
Savings	78	85
Time deposits below $100,000	535	747
Time deposits above $100,000	312	522
FHLB advances	64	78
Federal funds purchased	2	—
Trust preferred securities	245	217
Total Interest Expense	1,260	1,667

NET INTEREST INCOME	10,853	11,011

PROVISION FOR LOAN LOSSES	(500)	—

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	11,353	11,011

NONINTEREST INCOME
Service charges	1,072	1,088
Fees, commissions and other income	1,663	1,537
Insurance and investment fees	301	256
Net realized gains on sale of investment securities	240	35
Life insurance investment income	63	69
Total Noninterest Income	3,339	2,985

NONINTEREST EXPENSES
Salaries and employee benefits	6,549	5,824
Occupancy and equipment expense	1,921	1,862
Advertising and public relations	233	129
Data processing and telecommunications	1,157	1,002
FDIC insurance premiums	270	439
Other real estate owned and repossessed vehicles, net	252	1,066
Other operating expenses	2,731	2,587
Total Noninterest Expenses	13,113	12,909

INCOME BEFORE INCOME TAXES	1,579	1,087

INCOME TAX EXPENSE (BENEFIT)	(1)	3

NET INCOME	$1,580	$1,084

Income Per Share
Basic	$0.07	$0.05
Fully Diluted	$0.07	$0.05

Average Weighted Shares of Common Stock
Basic	23,354,082	22,878,654
Fully Diluted	23,354,082	22,878,654

  NEW PEOPLES BANKSHARES, INC.

KEY PERFORMANCE AND CAPITAL RATIOS

(UNAUDITED)

	For the three-months ended,
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Key Performance Ratios
Earning Asset Yield	4.39%	4.41%	4.70%	4.50%	4.42%
Cost of interest bearing liabilities	0.59%	0.58%	0.60%	0.65%	0.71%
Cost of Funds	0.43%	0.44%	0.45%	0.49%	0.53%
Net Interest Margin	3.94%	3.95%	4.23%	3.99%	3.86%

Return on average stockholder’s equity	7.49%	5.99%	(6.02)%	20.52%	4.19%
Return on average assets	0.56%	0.45%	(0.45)%	1.43%	0.28%
Efficiency Ratio*	94.70%	90.05%	122.39%	84.95%	93.53%
Loan to Deposit Ratio	82.80%	81.10%	79.06%	77.67%	76.96%

Asset Quality
Allowance for loan loss to total loans	1.45%	1.60%	1.70%	1.98%	1.97%
Net Charge Offs to average loans, annualized	0.06%	0.25%	0.16%	(1.03)%	0.20%
Nonaccrual loans to total loans	2.72%	3.00%	3.37%	4.08%	3.83%
Nonperforming assets to total assets	4.22%	4.20%	4.35%	5.22%	5.03%

Capital Ratios (Bank Only)**
Tier 1 leverage	9.98%	9.83%	9.67%	9.66%	9.01%
Tier 1 risk-based capital	15.70%	16.02%	16.29%	16.44%	15.52%
Total risk-based capital	16.95%	17.28%	17.55%	17.71%	16.79%
Total common equity tier 1 capital	15.70%	16.02%	16.29%	16.44%	15.52%

*The efficiency ratio is computed as a percentage of non-interest expense divided by the sum of net interest income and non-interest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.

**The Bank’s capital ratios as of December 31, 2015 and 2014 are audited.